UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 16, 2010

Neah Power Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 424-3324

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, our board of director’s appointed Jeffrey B. Sakaguchi and David Schmidt to serve on our board of directors.  The appointments of Mr. Schmidt and Mr. Sakaguchi fill two vacancies on our board of directors.  Mr. Sakaguchi will serve as the chairman of our board of directors.

Mr. Sakaguchi has served since 2009 as the Chairman of the Board of Directors of the American Red Cross, Greater Los Angeles Chapter where he has been responsible for the financial and organizational turnaround of chapter performance.  From 2004 until 2007, Mr. Sakaguchi served as the President and Chief Operating Officer of Evolution Robotics Retail, Inc.  In that role, Mr. Sakaguchi co-led a spin off of Evolution Robotics Retail, Inc. from its former parent company and developed and executed a commercialization strategy for a breakthrough visual scanning product targeted for the retail industry.  From 1995 until 2003, Mr. Sakaguchi was a Partner with Accenture LLP in Los Angeles, and served as the Managing Partner for the North American Energy Strategy Practice.  From 1989 until 1995, Mr. Sakaguchi was a Senior Engagement Manager at McKinsey & Company, Inc. in Los Angeles.  Mr. Sakaguchi earned his bachelor of science in chemical engineering from the Massachusetts Institute of Technology and his masters in business administration from the Wharton School of the University of Pennsylvania.

Mr. Schmidt has served since 2008 as an independent consultant advising chemical, material and alternate energy spaces regarding strategic marketing and execution services.  From 2004 until 2008, Mr. Schmidt served as the Manager of Commercial Excellence and the Strategic Marketing Business Development Manager at Honeywell International Specialty Materials, Inc.  From 2000 until 2003, Mr. Schmidt served as a Senior Director and Chief Operations Officer of Plasmion Corporation, Inc.  Mr. Schmidt has also served in management positions at Film Specialties, Inc. from 1993 until 2000, Hydromer, Inc. from 1989 until 1992 and ROI Group, Inc. from 1986 until 1988.  Mr. Schmidt earned his bachelor of science in business and economics from Lehigh University.

In connection with the appointment of Mr. Sakaguchi and Mr. Schmidt to our board of directors, the board of directors approved a grant of 1,200,000 stock options to Mr. Sakaguchi and 800,000 stock options to Mr. Schmidt under our 2006 Neah Power Systems, Inc. Long Term Incentive Compensation Plan.  Mr. Schmidt’s and Mr. Sakaguchi’s right to exercise the stock options is conditioned upon the company filing an amendment to our articles of incorporation increasing the authorized common stock available for issuance.

Mr. Sakaguchi and Mr. Schmidt were each appointed to serve as directors until our 2011 annual meeting of shareholders or until their earlier resignation or removal. There was no arrangement or understanding between any of Mr. Schmidt, Mr. Sakaguchi and any other person pursuant to which Mr. Schmidt or Mr. Sakaguchi were selected as directors.  Mr. Sakaguchi and Mr. Schmidt were not appointed to any of our board committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Stephen M. Wilson
Stephen M. Wilson
Chief Financial Officer

Date:  November 22, 2010